25
                                               EXHIBIT 10.18
                    EMPLOYMENT AGREEMENT



      AGREEMENT  between Providian Corporation,  a  Delaware

corporation  (the "Corporation"), and James V. Elliott  (the

"Executive"), dated as of the 15th day of February, 1995.

       The  Board  of  Directors  of  the  Corporation  (the

"Board"), has determined that it is in the best interests of the  Corporation  and its shareholders to  assure  that  the

Corporation  will  have  the  continued  dedication  of  the

Executive,  notwithstanding  the  possibility,   threat   or

occurrence of a Change in Control (as defined below) of  the

Corporation.   The  Board  believes  it  is  imperative   to

diminish  the  inevitable distraction of  the  Executive  by virtue of the personal uncertainties and risks created by  a pending or threatened Change in Control and to encourage the

Executive's full attention and dedication to the Corporation currently  and  in  the event of any threatened  or  pending

Change  in  Control,  and  to  provide  the  Executive  with compensation  and  benefits arrangements upon  a  Change  in

Control  which  ensure  that the compensation  and  benefits expectations  of the Executive will be satisfied  and  which

are   competitive   with   those  of   other   corporations.

Therefore,  in  order  to accomplish these  objectives,  the

Board  has  caused  the  Corporation  to  enter  into   this

Agreement.

     IT IS, THEREFORE, AGREED:

      1.    Certain  Definitions.  (a) The "Effective  Date"

shall  be  the  first  date during the  "Change  in  Control

Period"  (as defined in Section 1(b)) on which a  Change  in

Control (as defined in Section 2) occurs.  Anything in  this

Agreement  to the contrary notwithstanding, if a  Change  in

Control  occurs and if the Executive's employment  with  the

Corporation is terminated or the Executive ceases to  be  an officer  of  the Corporation prior to the date  on  which  a

Change   in   Control  occurs,  and  if  it  is   reasonably

demonstrated  by  the  Executive that  such  termination  of employment or cessation of status as an officer (i)  was  at the  request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with the Change in Control, then for all purposes  of this Agreement the "Effective Date" shall  mean the  date  immediately prior to the date of such termination of employment or cessation of status as an officer.

      (b)   The  "Change in Control Period" shall  mean  the

period  commencing  on the date hereof  and  ending  on  the second  anniversary  of such date; provided,  however,  that commencing  on the date one year after the date hereof,  and on  each annual anniversary of such date (the date one  year after  the date hereof and each annual anniversary  of  such date, is hereinafter referred to as the "Renewal Date"), the

Change in Control Period shall be automatically extended  so as  to terminate two years from such Renewal Date, unless at least  60  days  prior to the Renewal Date  the  Corporation shall  give  notice  to the Executive  that  the  Change  in

Control Period shall not be so extended.

      2.    Change  in  Control.  For the  purpose  of  this

Agreement, a "Change in Control" shall mean:

      (a)   Any  individual,  entity or  group  (within  the

meaning  of  Section 13(d)(3) or 14(d)(2) of the  Securities

Exchange  Act  of  1934,  as amended (the  "Exchange  Act"))

becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

(i)  the  then  outstanding shares of common  stock  of  the

Corporation (the "Outstanding Corporation Common Stock")  or

(ii)  the  combined  voting power of  the  then  outstanding voting  securities  of  the  Corporation  entitled  to  vote generally  in  the  election of directors (the  "Outstanding

Corporation  Voting  Securities"); provided,  however,  that beneficial  ownership  by  any of the  following  shall  not constitute a Change in Control:  (x) the Corporation or  any of  its  subsidiaries,  (y) the employee  benefit  plan  (or related trust) sponsored or maintained by the Corporation or any  of its subsidiaries or (z) any corporation with respect to  which,  following such acquisition, more  than  60%  of,

respectively, the then outstanding shares of common stock of such  corporation and the combined voting power of the  then outstanding  voting securities of such corporation  entitled to  vote  generally  in the election of  directors  is  then beneficially  owned,  directly  or  indirectly,  by  all  or substantially all of the individuals and entities  who  were the  beneficial  owners, respectively,  of  the  Outstanding

Corporation  Common Stock and Corporation Voting  Securities

immediately  prior to such acquisition in substantially  the same  proportions as their ownership, immediately  prior  to such  acquisition,  of  the Outstanding  Corporation  Common

Stock and Outstanding Corporation Voting Securities, as  the

case may be; or

     (b)  Individuals who, as of the date hereof, constitute

the  Board  (the "Incumbent Board") cease for any reason  to constitute  at  least  a majority of  the  Board;  provided,

however,  that any individual becoming a director subsequent to  the  date  hereof  whose  election,  or  nomination  for election by the Corporation's shareholders, was approved  by a  vote  of  at  least  a  majority of  the  directors  then comprising the Incumbent Board shall be considered as though such  individual were a member of the Incumbent  Board,  but excluding,  for  this  purpose, any  such  individual  whose initial assumption of office occurs as a result of either an actual  or  threatened election contest (as such  terms  are used in Rule 14a-11 of Regulation 14A promulgated under  the

Exchange Act); or

      (c)   A reorganization, merger or consolidation,  with

respect to which, in each case, all or substantially all  of the individuals and entities who were the beneficial owners,

respectively,  of the Outstanding Corporation  Common  Stock and  Outstanding  Corporation Voting Securities  immediately prior  to  such  reorganization, merger or consolidation  do not, following such reorganization, merger or consolidation,

beneficially own, directly or indirectly, more than 60%  of,

respectively,  the then outstanding shares of  common  stock and the combined voting power of the then outstanding voting securities  entitled to vote generally in  the  election  of directors, as the case may be, of the corporation  resulting

from   such  reorganization,  merger  or  consolidation   in

substantially  the  same  proportions  as  their  ownership,

immediately   prior  to  such  reorganization,   merger   or

consolidation  of the Outstanding Corporation  Common  Stock and  Outstanding Corporation Voting Securities, as the  case may be; or

       (d)   (i)   Approval  by  the  shareholders  of   the

Corporation of a complete liquidation or dissolution of  the

Corporation or (ii) the sale or other disposition of all  or substantially  all  of the assets of the Corporation,  other than  to a corporation, with respect to which following such sale  or  other disposition, more than 60% of, respectively,

the   then  outstanding  shares  of  common  stock  of  such

corporation  and  the  combined voting  power  of  the  then outstanding  voting securities of such corporation  entitled to  vote  generally  in the election of  directors  is  then beneficially  owned,  directly  or  indirectly,  by  all  or substantially all of the individuals and entities  who  were the  beneficial  owners, respectively,  of  the  Outstanding

Corporation Common Stock and Outstanding Corporation  Voting

Securities   immediately  prior  to  such  sale   or   other

disposition  in substantially the same proportion  as  their

ownership,   immediately  prior  to  such  sale   or   other

disposition, of the Outstanding Corporation Common Stock and

Outstanding Corporation Voting Securities, as the  case  may

be.

      3.   Employment Period.  The Corporation hereby agrees

to  continue  the  Executive in its employ  for  the  period commencing  on the Effective Date and ending on the  earlier to  occur of (i) the fifth anniversary of such date or  (ii)

unless  the  Executive elects to continue employment  beyond the Executive's Normal Retirement Date, the first day of the month  coinciding  with  or next following  the  Executive's

Normal Retirement Date (the "Employment Period").

      4.   Terms of Employment.  (a)     Position of Duties.

(i)   During  the  Employ-ment Period, (A)  the  Executive's

position  (including status, offices, titles  and  reporting requirements), authority, duties and responsibilities  shall be  at least commensurate in all material respects with  the most  significant of those held, exercised and  assigned  at any  time during the 90-day period immediately preceding the

Effective  Date  and (B) unless Executive otherwise  agrees,

the  Executive's services shall be performed at the location where  the Executive was employed immediately preceding  the

Effective Date or at any office or location less than thirty-

five (35) miles from such location.

      (ii)  During  the  Employment  Period,  and  excluding

periods of vacation and sick leave to which the Executive is

entitled,   the   Executive  agrees  to  devote   reasonable

attention  and  time  during normal business  hours  to  the business  and affairs of the Corporation and, to the  extent necessary to discharge the responsibilities assigned to  the

Executive  hereunder, to use reasonable efforts  to  perform

faithfully  and  efficiently  such  responsibilities.    The

Executive  may  (A) serve on corporate, civic or  charitable boards or committees, (B) deliver lectures, fulfill speaking engagements  or  teach at educational institutions  and  (C)

manage  personal investments, so long as such activities  do not  significantly  interfere with the  performance  of  the

Executive's  responsibilities.  It is  expressly  understood and  agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date,

such prior conduct of activities, and any subsequent conduct

of   activities  similar  in  nature  and  scope  shall  not

thereafter  be  deemed to interfere with the performance  of the Executive's responsibilities to the Corporation.

      (b)   Compensation.   (i)  Base  Salary.   During  the

Employment  Period, the Executive shall  receive  an  annual base salary ("Annual Base Salary"), which shall be paid at a bi-weekly  rate,  at  least equal to  twenty-six  times  the highest  bi-weekly  base  salary  paid  or  payable  to  the

Executive  by  the Corporation, together  with  any  of  its

affiliated   companies,  during  the   twelve-month   period

immediately preceding the month in which the Effective  Date

occurs.   During  the  Employment Period,  the  Annual  Base

Salary  shall  be reviewed at least annually  and  shall  be increased  at  any time and from time to time  as  shall  be substantially  consistent  with  increases  in  base  salary awarded  in  the ordinary course of business to  other  peer

executives  of  the  Corporation and  its  affiliates.   Any

increase  in Annual Base Salary shall not serve to limit  or reduce  any  other  obligation to the Executive  under  this

Agreement.   Annual Base Salary shall not be  reduced  after

any  such  increase  and  the term  Annual  Base  Salary  as utilized in this Agreement shall refer to Annual Base Salary

as  so  increased.   As  used in this  Agreement,  the  term

"affiliated  companies"  includes any  company  controlling,

controlled by or under common control with the Corporation.

      (ii) Annual Bonus.  In addition to Annual Base Salary,

the  Executive shall be awarded, for each fiscal year during

the   Employment   Period,  an  annual   bonus   under   the

Corporation's Management Incentive Plan (the "Annual Bonus")

in  cash  at least equal to the average annualized (for  any fiscal  year consisting of less than twelve full  months  or with respect to which the Executive has been employed by the

Corporation for less than twelve full months) bonus paid  or payable,  including  by  reason  of  any  deferral,  to  the

Executive by the Corporation and its affiliated companies in respect of the three fiscal years immediately preceding  the fiscal  year in which the Effective Date occurs (the "Recent

Average Bonus").  Each such Annual Bonus shall be payable in

March of the fiscal year next following the fiscal year  for which  the  Annual  Bonus is awarded, unless  the  Executive shall  otherwise elect to defer the receipt of  such  Annual

Bonus.

       (iii)      Long  Term  Bonus.   The  Executive  shall

participate  in  all  long-term  incentive  plans  generally applicable  to senior management of the Corporation  and  in

any   other  long-term  plan  in  which  the  Executive   is

designated  by  the  Board to participate  (the  "Long  Term

Bonus").    In  the  event  of  termination  of  Executive's

employment  triggering compensation under  Section  6(a)  of this  Agreement prior to expiration of any performance cycle

(the "Performance Cycle") under a longer term incentive plan amounts  due Executive under Section 6(a) of this  Agreement shall be determined as follows:

      (A)  during the balance of the Performance Cycle(s) in

which  the  Executive is participating at the  time  of  the termination  of his employment, the Company or the  relevant business  unit and any similar companies used for comparison purposes shall be deemed to have achieved the same  rate  of growth or change in each of the relevant factors as achieved in  each such factor as of the end of the year in which such termination occurs:

      (B)   using the assumptions and methods set  forth  in

clause (A) above, the amount of long-term incentive that the

Executive  would  have received at the end of  the  relevant

Performance Cycle(s) had his employment continued to the end of such Performance Cycle(s) shall be computed; and

     (C)  the amount determined pursuant to clause (B) above

shall  be  multiplied by a fraction, the numerator of  which shall  be  the  number  of days in the relevant  Performance

Cycle(s)  during  which the Executive was employed  and  the denominator of which shall be the total number  of  days  in such Performance Cycle(s).

     Payment to the Executive or his estate, as the case may

be,  of any long-term incentive award shall be made promptly after the determination of the amount of such award.

      (iv)  Incentive, Savings and Retirement Plans.  During

the  Employment Period, the Executive shall be  entitled  to participate in all incentive, savings and retirement  plans,

practices,  policies  and programs applicable  generally  to other  peer executives of the Corporation and its affiliated companies,  but  in  no event shall such  plans,  practices,

policies  and programs provide the Executive with  incentive opportunities  (measured with respect to  both  regular  and special incentive opportunities, to the extent, if any, that such  distinction is applicable), savings opportunities  and

retirement   benefit  opportunities,  in  each  case,   less

favorable,  in  the  aggregate, than the most  favorable  of

those   provided  by  the  Corporation  and  its  affiliated

companies  for  the  Executive under such plans,  practices,

policies and programs as in effect at any time during the 90-

day  period immediately preceding the Effective Date  or  if more favorable to the Executive, those provided generally at any  time  after the Effective Date to other peer executives of the Corporation and its affiliated companies.

      (v)   Welfare  Benefit Plans.  During  the  Employment

Period, the Executive and/or the Executive's family, as  the case  may  be,  shall be eligible for participation  in  and shall  receive  all  benefits under welfare  benefit  plans,

practices, policies and programs provided by the Corporation

and    its   affiliated   companies,   (including,   without

limitation,   medical,  prescription,  dental,   disability,

salary  continuance, employee life, group  life,  accidental death  and travel accident insurance plans and programs)  to the extent applicable generally to other peer executives  of the  Corporation  and its affiliated companies,  but  in  no event  shall  such plans, practices, policies  and  programs

provide   the  Executive  with  benefits  which   are   less

favorable, in the aggregate, than the most favorable of such plans,  practices, policies and programs in effect  for  the

Executive  at any time during the 90-day period  immediately preceding  the Effective Date or, if more favorable  to  the

Executive,  those provided generally at any time  after  the

Effective  Date to other peer executives of the  Corporation and its affiliated companies.

      (vi)  Expenses.   During  the Employment  Period,  the

Executive  shall be entitled to receive prompt reimbursement for  all  reasonable expenses incurred by the  Executive  in

accordance   with  the  policies  and  procedures   of   the

Corporation  and its affiliated companies in effect  at  any time  during  the  90-day period immediately  preceding  the

Effective Date or, if more favorable to the Executive, as in effect  at  any time thereafter with respect to  other  peer executives of the Corporation and its affiliated companies.

      (vii)      Fringe  Benefits.   During  the  Employment

Period,  the Executive shall be entitled to fringe  benefits in  accordance  with  the most favorable  plans,  practices,

programs  and policies of the Corporation and its affiliated companies  in  effect at any time during the  90-day  period

immediately  preceding  the  Effective  Date  or,  if   more

favorable  to  the  Executive, as  in  effect  at  any  time thereafter  with  respect to other peer  executives  of  the

Corporation and its affiliated companies.

       (viii)     Office  and  Support  Staff.   During  the

Employment  Period, the Executive shall be  entitled  to  an office  or offices of a size and with furnishings and  other appointments,  and to secretarial and other  assistance,  at least  equal to the most favorable of the foregoing provided to  the  Executive  at  any time during  the  90-day  period

immediately  preceding  the  Effective  Date  or,  if   more

favorable  to  the  Executive, as  in  effect  at  any  time thereafter  with  respect to other peer  executives  of  the

Corporation and its affiliated companies.

      (ix)  Vacation.   During  the Employment  Period,  the

Executive  shall be entitled to paid vacation in  accordance with  the  most  favorable  plans,  policies,  programs  and practices of the Corporation and its affiliated companies as in  effect  at any time during the 90-day period immediately preceding  the Effective Date or, if more favorable  to  the

Executive,  as  in effect generally at any  time  thereafter with respect to other peer executives of the Corporation and its affiliated companies.

      5.    Termination.   (a)  Death or  Disability.   This

Agreement shall terminate automatically upon the Executive's death.  If the Corporation determines in good faith that the

Disability   of  the  Executive  has  occurred  during   the

Employment   Period   (pursuant   to   the   definition   of

"Disability"  set  forth below), it may give  the  Executive written  notice  in accordance with Section  12(b)  of  this

Agreement  of  its  intention to terminate  the  Executive's employment.  In such event, the Executive's employment  with the  Corporation shall terminate effective on the  30th  day after  receipt  of  such  notice (the "Disability  Effective

Date"),  provided that, within 30 days after  such  receipt,

the  Executive shall fail to return to full-time performance of  the Executive's duties.  For purposes of this Agreement,

"Disability"  means  the absence of the Executive  from  the

Executive's   duties   within  the   Corporation   for   180

consecutive business days as a result of the incapacity  due to physical or mental illness which, after the expiration of such  180  business  days, is determined  to  be  total  and permanent by a physician selected by the Corporation or  its insurers  and acceptable to the Executive or the Executive's legal representative (such agreement to acceptability not to be withheld unreasonably).

       (b)   Cause.   The  Corporation  may  terminate   the

Executive's  employment for "Cause."  For purposes  of  this

Agreement,  "Cause"  means  (i)  a  willful  and  continuing failure to perform substantially the Executive's obligations under Section 4(a) of this Agreement (other than as a result of  the  Executive's death or Disability); or  (ii)  conduct undertaken  by  the Executive which is demonstrably  willful and deliberate on the Executive's part and which is intended to  result  in  (x) substantial personal enrichment  of  the

Executive  at  the  expense  of  the  Corporation  and   (y)

substantial  injury to the Corporation; or (iii)  commitment by the Executive of a felony involving the Corporation.

      A  termination for Cause within the meaning of  clause

(i) or (ii) shall not take effect unless:

     (A)  the Board shall have delivered a written notice to

the  Executive within 30 days of its having knowledge of one of  the  circumstances constituting cause within the meaning

of   clause  (i)  or  (ii),  stating  which  one  of   those

circumstances has occurred;

      (B)   within 30 days of such notice, the Executive  is

permitted to respond and defend himself before the Board;

      (C)  within 15 days of the date on which the Executive

is  given  the  opportunity to respond  and  defend  himself before  the  Board,  the  Executive has  not  remedied  such circumstance; and

       (D)    if   the  Executive  has  not  remedied   such

circumstance as provided in subclause (C) above,  the  Board notifies the Executive in writing that it is terminating his employment for Cause.

      (c)  Good Reason.   The Executive's employment may  be

terminated during the Employment Period by the Executive for

Good  Reason.  For purposes of this Agreement, "Good Reason"

means:

     (i)  (A)  the assignment to the Executive of any duties

inconsistent  in  any respect with the Executive's  position

(including    status,   offices,   titles   and    reporting

requirements),  authority,  duties  or  responsibilities  as contemplated by Section 4(a) of this Agreement  or  (B)  any

other  action  by  the  Corporation  which  results   in   a

diminution   in   such   position,  authority,   duties   or

responsibilities,  excluding for this purpose  an  isolated,

insubstantial  and inadvertent action not occurring  in  bad faith  which  is remedied by the Corporation promptly  after receipt of notice thereof given by the Executive;

      (ii) any failure by the Corporation to comply with any

of  the  provisions  of  Section  4(b)  of  this  Agreement,

excluding  for  this purpose an isolated, insubstantial  and inadvertent  failure not occurring in  bad  faith  which  is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

      (iii)      unless the Executive otherwise agrees,  the

Corporation's  requiring the Executive to be  based  at  any office or location other than that at which the Executive is based at the Effective Date or within thirty-five (35) miles of  such location, except for travel reasonably required  in the performance of the Executive's responsibilities;

      (iv)  any purported termination by the Corporation  of

the  Executive's employment otherwise than as  permitted  by this Agreement; or

      (v)  any failure by the Corporation to comply with and

satisfy  Section 11(c) of this Agreement provided that  such successor  has  received  at least ten  days  prior  written

notice  from  the  Corporation  or  the  Executive  of   the

requirements of Section 11(c) of this Agreement.

      For  purposes  of this Section 5(c),  any  good  faith

determination  of "Good Reason" made by the Executive  shall be conclusive.

      (d)   Notice of Termination.  Any termination  by  the

Corporation  for Cause or by the Executive for  Good  Reason

shall  be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of  this

Agreement.   For purposes of this Agreement,  a  "Notice  of

Termination" means a written notice which (i) indicates  the specific  termination  provision in  this  Agreement  relied

upon,   (ii)  to  the  extent  applicable,  sets  forth   in

reasonable  detail  the facts and circumstances  claimed  to

provide   a   basis  for  termination  of  the   Executive's

employment under the provision so indicated and (iii) if the

Date  of  Termination (as defined below) is other  than  the date  of  receipt of such notice, specifies the  termination date  (which date shall be not more than 15 days  after  the giving of such notice).  The failure by the Executive or the

Corporation  to  set forth in the Notice of Termination  any fact  or circumstance which contributes to a showing of Good

Reason  or  Cause shall not waive any right of the Executive or  the  Corporation hereunder or preclude the Executive  or the Corporation from asserting such fact or circumstance  in

enforcing  the  Executive's  or  the  Corporation's   rights

hereunder.

      (e)  Date of Termination.  "Date of Termination" means

(i)  if  the  Executive's employment is  terminated  by  the

Corporation for Cause, or by the Executive for Good  Reason,

the  date  of  receipt of the Notice of Termination  or  any later  date specified therein, as the case may be,  (ii)  if the  Executive's employment is terminated by the Corporation other  than for Cause or Disability, the Date of Termination shall  be  the  date on which the Corporation  notifies  the

Executive  of such termination and (iii) if the  Executive's employment  is terminated by reason of death or  Disability,

the  Date of Termination shall be the date of death  of  the

Executive or the Disability Effective Date, as the case  may

be.

      6.    Obligations of the Corporation upon Termination.

(a)  Good Reason; Other Than for Cause, Death or Disability.

If,  during  the  Employment Period, the  Corporation  shall terminate the Executive's employment other than for Cause or

Disability  or the Executive shall terminate employment  for

Good Reason:

      (i)   the Corporation shall pay to the Executive in  a

lump  sum  in  cash  within  30  days  after  the  Date   of

Termination the aggregate of the following amounts:

      A.   the sum of (1) the Executive's Annual Base Salary

through   the  Date  of  Termination  to  the   extent   not

theretofore  paid, (2) the product of (x) the  Annual  Bonus and (y) a fraction, the numerator of which is the number  of days  in  the  current  fiscal  year  through  the  Date  of

Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive  (together with  any  accrued  interest or earnings  thereon)  and  any accrued  vacation  pay,  in each  case  to  the  extent  not theretofore  paid  (the  sum of  the  amounts  described  in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

     B.   the amount equal to the product of (1) two and (2)

the  sum of (x) the Executive's Annual Base Salary, (y)  the

Annual  Bonus and (z) any Long Term Bonus earned or  accrued but not yet paid under Section 4(b)(iii); provided, however,

that such amount shall be paid in lieu of, and the Executive hereby  waives  the right to receive, any  other  amount  of severance  relating  to salary or bonus continuation  to  be received by the Executive upon termination of employment  of

the   Executive   under  any  severance  plan,   policy   or

arrangement of the Corporation; and

       C.    a  separate  lump-sum  supplemental  retirement

benefit  equal  to the difference between (1) the  actuarial

equivalent   (utilizing  for  this  purpose  the   actuarial

assumptions  utilized  with  respect  to  the  Corporation's

Retirement  Plan  (or  any  successor  plan  thereto)   (the

"Retirement  Plan")  during  the 90-day  period  immediately preceding  the Effective Date) of the benefit payable  under the  Retirement  Plan  and  any supplemental  and/or  excess retirement  plan providing benefits for the  Executive  (the

"SERP") which the Executive would receive if the Executive's employment continued at the compensation level provided  for in  Sections 4(b)(i) and 4(b)(ii) of this Agreement for  the remainder  of  the  Employment  Period,  assuming  for  this purpose that all accrued benefits are fully vested and  that benefit  accrual  formulas are no less advantageous  to  the

Executive  than  those in effect during  the  90-day  period immediately  preceding  the  Effective  Date,  and  (2)  the

actuarial   equivalent  (utilizing  for  this  purpose   the

actuarial   assumptions  utilized  with   respect   to   the

Retirement   Plan  during  the  90-day  period   immediately

preceding  the  Effective Date) of  the  Executive's  actual benefit (paid or payable), if any, under the Retirement Plan and the SERP;

      (ii)  for  the remainder of the Employment Period,  or

such  longer period as any plan, program, practice or policy may  provide, the Corporation shall continue benefits to the

Executive  and/or the Executive's family at least  equal  to those  which would have been provided to them in  accordance with  the  plans, programs, practices and policies described in  Section  4(b)(iv) of this Agreement if  the  Executive's employment  had not been terminated in accordance  with  the most favorable plans, practices, programs or policies of the

Corporation   and   its   affiliated  companies   applicable

generally to other peer executives and their families during the  90-day period immediately preceding the Effective  Date or,  if  more  favorable  to the  Executive,  as  in  effect generally at any time thereafter with respect to other  peer executives  of the Corporation and its affiliated  companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible  to receive  medical  or  other welfare benefits  under  another employer  provided  plan,  the  medical  and  other  welfare benefits  described  herein  shall  be  secondary  to  those provided under such other plan during such applicable period of  eligibility.  For purposes of determining eligibility of the  Executive for retiree benefits pursuant to such  plans,

practices,  programs and policies, the  Executive  shall  be considered  to have remained employed until the end  of  the

Employment  Period and to have retired on the  last  day  of such period; and

      (iii)      to  the  extent  not  theretofore  paid  or

provided, the Corporation shall timely pay or provide to the

Executive any other amounts or benefits required to be  paid or  provided or which the Executive is eligible  to  receive pursuant  to this Agreement under any plan, program,  policy or  practice or contract or agreement of the Corporation and its  affiliated companies (such other amounts  and  benefits shall  be  hereinafter referred to as the "Other Benefits"),

but  excluding  solely  purposes of this  Section  6(a)(iii)

amounts  waived by the Executive pursuant to the proviso  of

Section 6(a)(i)(B).

       (b)    Death.   If  the  Executive's  employment   is

terminated   by  reason  of  the  Executive's  death,   this

Agreement shall terminate without further obligations to the

Executive's legal representatives under this Agreement other than  for payment of the Accrued Obligations and the  timely

payment   or  provision  of  Other  Benefits.   All  Accrued

Obligations  shall  be  paid to the  Executive's  estate  or beneficiary, as applicable, in a lump sum in cash within  30 days of the Date of Termination.  Anything in this Agreement to  the  contrary  notwithstanding, the  Executive's  family shall be entitled to receive benefits at least equal to  the most favorable benefits provided by the Corporation and  any of  its  affiliated companies to surviving families of  peer executives of the Corporation and such affiliated  companies under  such plans, programs, practices and policies relating to  family death benefits, if any, as in effect at any  time during the 90-day period immediately preceding the Effective

Date  or,  if  more  favorable to the Executive  and/or  the

Executive's family, as in effect at any time on the date  of

Executive's  death with respect to other peer executives  of the  Corporation  and  its affiliated  companies  and  their families.

      (c)   Disability.   If the Executive's  employment  is

terminated  by  reason of the Executive's Disability  during

the   Employment  Period,  this  Agreement  shall  terminate

without further obligations to the Executive, other than for payment  of  Accrued Obligations and the timely  payment  or provision of Other Benefits.  All Accrued Obligations  shall be  paid  to the Executive in a lump sum in cash  within  30 days  of  the  Date  of Termination.  With  respect  to  the provision  of  Other Benefits, the term  Other  Benefits  as utilized  in  this  Section  6(c)  shall  include,  and  the

Executive  shall be entitled after the Disability  Effective

Date  to  receive,  disability and other benefits  at  least equal  to the most favorable of those generally provided  by the  Corporation  and its affiliated companies  to  disabled executives  and/or  their families in accordance  with  such

plans,   programs,  practices  and  policies   relating   to

disability, if any, as in effect generally with  respect  to other  peer executives and their families at any time during the  90-day period immediately preceding the Effective  Date

or,   if   more  favorable  to  the  Executive  and/or   the

Executive's  family,  as in effect at  any  time  thereafter generally  with  respect  to other peer  executives  of  the

Corporation and its affiliated companies and their families.

      (d)   Cause;  Other  than for  Good  Reason.   If  the

Executive's employment shall be terminated for Cause  during

the   Employment  Period,  this  Agreement  shall  terminate

without further obligations other than the obligation to pay to  the  Executive Annual Base Salary through  the  Date  of

Termination  plus the amount of any compensation  previously deferred  by  the  Executive, in each  case  to  the  extent

theretofore   not   paid.   If  the   Executive   terminates

employment   during  the  Employment  Period,  excluding   a

termination for Good Reason, this Agreement shall  terminate without further obligations to the Executive, other than for

Accrued  Obligations and the timely payment or provision  of

Other Benefits.  In such case, all Accrued Obligations shall be  paid  to the Executive in a lump sum in cash  within  30 days of the Date of Termination.

      7.    Non-exclusivity of Rights.  Except as  otherwise

provided  in Sections 6(a)(i)(B), 6(a)(ii) and 6(a)(iii)  of this  Agreement, nothing in this Agreement shall prevent  or limit the Executive's continuing or future participation  in any  benefit,  bonus,  incentive or other  plan  or  program provided  by  the  Corporation  or  any  of  its  affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the

Executive  may  have  under  any  stock  option   or   other

agreements  with  the Corporation or any of  its  affiliated companies.  Amounts which are vested benefits or  which  the

Executive is otherwise entitled to receive under any plan or

program   of  the  Corporation  or  any  of  its  affiliated

companies at or subsequent to the Date of Termination  shall be payable in accordance with such plan or program.

      8.   Full Settlement.  The Corporation's obligation to

make  the  payments  provided  for  in  this  Agreement  and otherwise to perform its obligations hereunder shall not  be

affected   by   any   circumstances,   including,    without

limitation,  any set-off, counterclaim, recoupment,  defense or  other  right which the Corporation may have against  the

Executive  or  others.  In no event shall the  Executive  be obligated  to seek other employment by way of mitigation  of the  amounts  payable  to the Executive  under  any  of  the provisions  of  this Agreement, and, except as  provided  in

Section  6(a)(ii) of this Agreement, such amounts shall  not be  reduced  whether  or  not the  Executive  obtains  other

employment.   The  Corporation agrees to pay,  to  the  full

extent  permitted by law, all legal fees and expenses  which the  Executive  may  reasonably incur as  a  result  of  any

contest   (regardless  of  the  outcome  thereof)   by   the

Corporation or others of the validity or enforceability  of,

or  liability under, any provision of this Agreement or  any guarantee  of performance thereof (including as a result  of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest,  on any  delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of

1986, as amended (the "Code").

     9.   Certain Additional Payments by the Company.

      (a)   Anything  in  this  Agreement  to  the  contrary

notwithstanding,  in the event it shall be  determined  that any  payment or distribution by the Company to  or  for  the benefit  of  the  Executive  (whether  paid  or  payable  or distributed or distributable pursuant to the terms  of  this

Agreement or otherwise, but determined without regard to any additional  payments  required  under  this  Section  9)  (a

"Payment")  would be subject to the excise  tax  imposed  by

Section  4999  of the code or any interest or penalties  are incurred  by the Executive with respect to such  excise  tax

(such  excise  tax,  together with  any  such  interest  and penalties, are hereinafter collectively referred to  as  the

"Excise  Tax"),  then  the Executive shall  be  entitled  to receive an additional payment (a "Gross-Up Payment")  in  an amount such that after payment by the Executive of all taxes

(including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes

(and   any  interest  and  penalties  imposed  with  respect

thereto)  and Excise Tax imposed upon the Gross-Up  Payment,

the  Executive  retains an amount of  the  Gross-Up  Payment equal to the Excise Tax imposed upon the Payments.

      (b)   Subject to the provisions of Section  9(c),  all

determinations  required to be made under  this  Section  9,

including  whether and when a Gross-Up Payment  is  required and  the amount of such Gross-Up Payment and the assumptions to  be utilized in arriving at such determination, shall  be

made   by  a  nationally  recognized  accounting  firm  (the

"Accounting  Firm") which shall provide detailed  supporting calculations both to the Company and the Executive within 15 business  days  of the receipt of notice from the  Executive that  there has been a Payment, or such earlier time  as  is requested  by  the Company.  The Accounting  Firm  shall  be jointly selected by the Company and the Executive and  shall not,  during  the  two  years  preceding  the  date  of  its selection,  have acted in any way on behalf of the  Company.

If the Company and the Executive cannot agree on the firm to serve  as  the  Accounting Firm, then the  Company  and  the

Executive   shall   each  select  a  nationally   recognized

accounting firm and those two firms shall jointly  select  a nationally  recognized  accounting  firm  to  serve  as  the

Accounting  Firm.  All fees and expenses of  the  Accounting

Firm  shall  be borne solely by the Company.   Any  Gross-Up

Payment, as determined pursuant to this Section 9, shall  be paid by the Company to the Executive within five days of the

receipt  of  the  Accounting Firm's determination.   If  the

Accounting Firm determines that no Excise Tax is payable  by the Executive, it shall furnish the Executive with a written opinion  that  failure  to report  the  Excise  Tax  on  the

Executive's applicable federal income tax return  would  not result in the imposition of a negligence or similar penalty.

Any  determination by the Accounting Firm shall  be  binding upon  the  Company and the Executive.  As a  result  of  the uncertainty in the application of Section 4999 of  the  Code at  the  time of the initial determination by the Accounting

Firm  hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made

("Underpayment"), consistent with the calculations  required

to  be  made  hereunder.   In the  event  that  the  Company

exhausts  its  remedies pursuant to  Section  9(c)  and  the

Executive  thereafter is required to make a payment  of  any

Excise  Tax, the Accounting Firm shall determine the  amount

of   the  Underpayment  that  has  occurred  and  any   such

Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

      (c)  The Executive shall notify the company in writing

of  any  claim  by  the Internal Revenue  Service  that,  if successful,  would require the payment by the Company  of  a

Gross-Up Payment.  Such notification shall be given as  soon as practicable but no later than ten business days after the

Executive  is  informed in writing of such claim  and  shall apprise the Company of the nature of such claim and the date on  which such claim is requested to be paid.  The Executive shall not pay such claim prior to the expiration of the  30-

day  period following the date on which he or she gives such notice to the Company (or such shorter period ending on  the date that any payment of taxes with respect to such claim is

due).   If  the  Company notifies the Executive  in  writing

prior  to  the expiration of such period that it desires  to contest such claim, the Executive shall:

      (i)   give  the  Company  any  information  reasonably

requested by the Company relating to such claim,

      (ii)  take  such action in connection with  contesting

such  claim  as  the  Company shall  reasonably  request  in writing  from  time to time, including, without  limitation,

accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

      (iii)     cooperate with the Company in good faith  in

order effectively to contest such claim, and

       (iv)  permit  the  Company  to  participate  in   any

proceedings relating to such claim;

provided,  however,  that the Company  shall  bear  and  pay

directly   all  costs  and  expenses  (including  additional

interest  and  penalties) incurred in connection  with  such contest and shall indemnify and hold the Executive harmless,

on  an  after-tax basis, for any Excise Tax  or  income  tax

(including  interest  and penalties  with  respect  thereto)

imposed  as  a result of such representation and payment  of costs  and  expenses.  Without limitation on  the  foregoing provisions  of this Section 9(c), the Company shall  control all  proceedings taken in connection with such contest  and,

at  its  sole  option,  may pursue or  forego  any  and  all

administrative    appeals,   proceedings,    hearings    and

conferences  with the taxing authority in  respect  of  such claim  and  may,  at  its  sole option,  either  direct  the

Executive  to pay the tax claimed and sue for  a  refund  or contest  the  claim  in  any  permissible  manner,  and  the

Executive   agrees   to  prosecute   such   contest   to   a

determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts,

as  the Company shall determine; provided, however, that  if the  Company directs the Executive to pay such claim and sue for  a refund, the Company shall advance the amount of  such payment  to  the  Executive, on an interest-free  basis  and shall indemnify and hold the Executive harmless, on an after-

tax  basis,  from  any Excise Tax or income  tax  (including interest  or  penalties with respect thereto)  imposed  with respect  to  such  advance or with respect  to  any  imputed income  with  respect to such advance; and further  provided the  Executive shall not be required by the Company to agree to  any extension of the statute of limitations relating  to the  payment of taxes for the taxable year of the  Executive with respect to which such contested amount is claimed to be

due   unless  such  extension  is  limited  solely  to  such

contested amount.  Furthermore, the Company's control of the contest  shall be limited to issues with respect to which  a

Gross-Up  Payment  would  be  payable  hereunder   and   the

Executive  shall  be entitled to settle or contest,  as  the case  may be, any other issue raised by the Internal Revenue

Service or any other taxing authority.

      (d)   If,  after  the receipt by the Executive  of  an

amount advanced by the Company pursuant to Section 9(c), the

Executive  becomes  entitled  to  receive  any  refund  with respect to such claim, the Executive shall (subject  to  the

Company's  complying with the requirements of Section  9(c))

promptly  pay  to  the  Company the amount  of  such  refund

(together  with any interest paid or credited thereon  after taxes  applicable thereto).  If, after the  receipt  by  the

Executive  of an amount advanced by the Company pursuant  to

Section  9(c),  a determination is made that  the  Executive shall  not  be entitled to any refund with respect  to  such claim  and  the  Company does not notify  the  Executive  in writing of its intent to contest such denial of refund prior to  the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required  to be  repaid  and the amount of such advance shall offset,  to the  extent thereof, the amount of Gross-Up Payment required to be paid.

      (e)   If, pursuant to regulations issued under Section

280G or 4999 of the Code, the Company and the Executive were required  to make a preliminary determination of the  amount of  an  excess parachute payment (as contemplated by Q/A  of the  proposed regulations under Section 280G of the Code  as issued  on May 4, 1989) and thereafter a redetermination  of the Excise Tax is required under the applicable regulations,

the  parties shall request the Accounting Firm to make  such redetermination.  If as a result of such redetermination  an additional Gross-Up Payment is required, the amount  thereof shall  be  paid by the Company to the Executive within  five days  of the receipt of the Accounting Firm's determination.

If  the  redetermination  of the Excise  Tax  results  in  a reduction  of the Excise Tax, the Executive shall take  such steps  as  the  Company may reasonably direct  in  order  to

obtain  a  refund  of the excess Excise Tax  paid.   If  the

Company  determines that any suit or proceeding is necessary or  advisable in order to obtain such refund, the provisions of  Section 9(c) relating to the contesting of a claim shall apply  to  the  claim  for such refund,  including,  without limitation,  the provisions concerning legal representation,

cooperation  by the Executive, participation by the  Company in the proceedings and indemnification by the Company.  Upon receipt of any such refund, the Executive shall promptly pay the amount of such refund to the Company.  If the amount  of the  income  taxes  otherwise payable by  the  Executive  in respect  of  the  year  in which the  Executive  makes  such payment  to  the  Company is reduced as  a  result  of  such payment,  the Executive shall, no later than the  filing  of his  income  tax  return in respect of such  year,  pay  the amount  of  such tax benefit to the Company.  In  the  event there  is  a  subsequent redetermination of the  Executive's income  taxes resulting in a reduction of such tax  benefit,

the  Company shall, promptly after receipt of notice of such

reduction,  pay  to  the  Executive  the  amount   of   such

reduction.   If  the Company objects to the  calculation  or

recalculation  of  the  tax benefit,  as  described  in  the preceding two sentences, the Accounting Firm shall make  the

final   determination  of  the  appropriate   amount.    The

Executive  shall not be obligated to pay to the Company  the amount  of any further tax benefits that may be realized  by him  or  her as a result of paying to the Company the amount of the initial tax benefit.

     10.  Confidential Information.  (a) The Executive shall

not,  without  the prior written consent of the Corporation,

divulge,  disclose or make accessible to any  other  person,

firm,  partnership  or  corporation  or  other  entity   any

Confidential Information (as defined in Section 10(b) below)

pertaining  to  the business of the Corporation  except  (i)

while employed by the Corporation in the business of and for the  benefit of the Corporation or (ii) when required to  do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the

Corporation,  or by any administrative body  or  legislative body  (including  a  committee thereof)  with  purported  or apparent  jurisdiction  to order the Executive  to  divulge,

disclose or make accessible such information.

      (b)   For the purposes of this Agreement, Confidential

Information shall mean all nonpublic information  concerning the  Corporation's business including its products, customer

lists,   financial  information  and  marketing  plans   and

strategies.   Confidential Information does not include  the

information  that is, or becomes, available to  the  public,

unless  such  availability occurs through a  breach  by  the

Executive of the provisions of this Section.

      (c)   In no event shall an asserted violation  of  the

provisions  of  this  Section  10  constitute  a  basis  for deferring  or withholding any amounts otherwise  payable  to the Executive under this Agreement.

      11.   Successors.  (a)  This Agreement is personal  to

the  Executive and without the prior written consent of  the

Corporation  shall  not  be  assignable  by  the   Executive

otherwise   than  by  will  or  the  laws  of  descent   and

distribution.  This Agreement shall inure to the benefit  of and be enforceable by the Executive's legal representatives.

      (b)  This Agreement shall inure to the benefit of  and

be binding upon the Corporation and its successors.

      (c)   In  the  event  of a Change in  Control  of  the

Corporation, (i) any parent company or Successor  shall,  in the  case  of  a  successor, by an  agreement  in  form  and substance  satisfactory to the Executive,  expressly  assume and  agree to perform this Agreement and, in the case  of  a parent  company,  by  an  agreement in  form  and  substance satisfactory to the Executive, guarantee and agree to  cause the performance of this Agreement, in each case, in the same manner  and to the same extent as the Corporation  would  be required to perform if no Change in Control had taken place.

      12.   Miscellaneous.   (a)  This  Agreement  shall  be

governed by and construed in accordance with the laws of the

Commonwealth of Kentucky, without reference to principles of conflict  of laws.  The captions of this Agreement  are  not part  of  the provisions hereof and shall have no  force  or

effect.   This  Agreement  may not be  amended  or  modified

otherwise  than  by  a  written agreement  executed  by  the parties  hereto  or  their respective successors  and  legal representatives.

      (b)   All  notices and other communications  hereunder

shall  be in writing and shall be given by hand delivery  to the  other party or by registered or certified mail,  return receipt requested, postage prepaid, addressed as follows:


     If to the Executive:          James V. Elliott
                         Providian Corporation
                         Post Office Box 32830
                         Louisville, Kentucky 40232

     If to the Corporation:        Providian Corporation
                         400 West Market Street
                         Post Office Box 32830
                         Louisville, Kentucky 40232
                         Attention: V. P. Human Resources
or  to  such  other  address  as  either  party  shall  have furnished  to  the other in writing in accordance  herewith.

Notice  and communications shall be effective when  actually received by the addressee.

       (c)   The  invalidity  or  unenforceability  of   any

provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (d)   The  Corporation may withhold from  any  amounts

payable  under this Agreement such Federal, state  or  local taxes  as shall be required to be withheld pursuant  to  any applicable law or regulation.

      (e)   The  Executive's failure to insist  upon  strict

compliance with any provision of this Agreement shall not be deemed  to  be  a  waiver  of such provision  or  any  other provisions hereof.

      (f)   All references to sections of the Code shall  be

deemed  to  refer to corresponding sections of any successor federal income tax statute.

      (g)   This Agreement contains the entire understanding

of  the  Corporation and the Executive with respect  to  the subject  matter hereof and supersedes all prior  agreements,

representations  and  understandings  of  the  parties  with

respect  to  the  subject  matter  hereof.   It  is  further

specifically  agreed that Executive shall not  otherwise  be entitled to any compensation or benefits under the terms  of the Corporation's Change in Control Policy.

     (h)  The Executive and the Corporation acknowledge that

the  employment  of  the  Executive by  the  Corporation  is currently  "at will", and, prior to the Effective Date,  may be  terminated by either the Executive or the Corporation at any time.  This Agreement shall terminate and there shall be

no   further   rights  or  liabilities  hereunder   upon   a

termination of Executive's employment prior to the Effective

Date.

      IN WITNESS WHEREOF, the Executive has hereunto set his

hand  and, pursuant to the authorization from its  Board  of

Directors, the Corporation has caused these presents  to  be executed  in its name on its behalf, all as of the date  and year first above written.



                              PROVIDIAN CORPORATION


                              ______________________________
                              Irving W. Bailey, II
                               Chairman  and Chief Executive
Officer



                              _____________________________
                              James V. Elliott